Exhibit 5.18

[ICE MILLER Letterhead]

March 28, 2011

ClubCorp Club Operations, Inc.

3030 LBJ Freeway, Suite 600

Dallas, Texas  75234

Ladies and Gentlemen:

We have acted as special Indiana counsel to Skyline Club, Inc., an Indiana corporation (“Skyline Club”) and Knollwood Country Club, Inc., an Indiana corporation (“Knollwood Country Club”) (Skyline Club and Knollwood Country Club are referred to herein, collectively, as the “Indiana Guarantors” and, individually, an “Indiana Guarantor”), in connection with (a) the Registration Statement on Form S-4 (the “Registration Statement”) filed by ClubCorp Club Operations, Inc., a Delaware corporation (the “Company”), the Indiana Guarantors and the other registrant guarantors named therein with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) , relating to the issuance by the Company of up to $415,000,000 aggregate principal amount of 10% Senior Notes due 2018 (the “Exchange Notes”); and (b) the issuance by the Indiana Guarantors and the other guarantors (collectively, the “Guarantors”) of Guarantees (defined below) under Article 10 of the Indenture with respect to the Exchange Notes.  The Exchange Notes will be issued under an indenture dated as of November 30, 2010 (the “Indenture”), among the Company, the Guarantors (including the Indiana Guarantors) and Wilmington Trust FSB, as trustee (the “Trustee”).  Under Article 10 of the Indenture, the Company and the Guarantors (including the Indiana Guarantors) fully and unconditionally guaranteed (the “Guarantees”) the Exchange Notes when issued. The Company will offer the Exchange Notes and the Guarantees in exchange for up to $415,000,000 aggregate principal amount of its outstanding 10% Senior Notes due 2018 and the related guarantees.

Materials Examined

In connection with the foregoing, we have examined originals or copies of the Registration Statement and the Indenture, which Indenture has been filed with the Commission as an exhibit to the Registration Statement (collectively, the “Transaction Documents”) and the documents listed in the attached Exhibit A, which is made a part hereof.  For the purposes of this opinion letter, the documents listed in Exhibit A are hereinafter referred to collectively as the “Authorization Documents.”

We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records of the Indiana Guarantors, certificates and other communications of public officials, certificates of officers of the Indiana Guarantors and such other documents as we have deemed necessary including such information that is set forth below and on Exhibit A and that otherwise has been brought to our attention by certificates executed and delivered to us by officers of the Indiana Guarantors or the Company, for the purpose of rendering the opinions expressed herein.  As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied upon and assumed the accuracy of such records, documents, certificates of officers of the Indiana Guarantors, and certificates and other communications of public officials.  We have made such examination of the laws of the State of Indiana as we deemed relevant for purposes of this opinion, but we have not made a review of, and express no opinion concerning, the laws of any jurisdiction other than the State of Indiana.

Assumptions

We have relied upon and assumed the truth and accuracy of the representations, certifications and warranties made in the Transaction Documents and the Authorization Documents, and have not made any independent investigation or verification of any factual matters stated or represented therein.  Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts or circumstances or the assumed facts set forth herein, we accept no responsibility to make any such investigation, and no inference as to our knowledge of the existence or absence of such facts or circumstances or of our having made any independent review thereof should be drawn from our representation of the Indiana Guarantors. In rendering this opinion letter to you, we have assumed with your permission:

(a)                                  The genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, the due authorization (other than the authorization by the Indiana Guarantors of the Transaction Documents), execution and delivery by the parties thereto (other than the execution and delivery of the Transaction Documents by the Indiana Guarantors) of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

(b)                                 At no time subsequent to the execution and delivery of the Indenture has the Indenture been amended by oral or written agreement or by conduct of the parties thereto and there are no other agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties, that would, in either case, define, supplement, or qualify any of  the terms and provisions of the Indenture.

(c)                                  All official public records (including their proper indexing and filing) furnished to or obtained by us, electronically or otherwise, were accurate, complete and authentic when delivered or issued and remain accurate, complete and authentic as of the date of this opinion letter.

(d)                                 The Authorization Documents or other organizational records of the Indiana Guarantors provided to us were accurate, complete and authentic when delivered and remain accurate, complete and authentic as of the date of this opinion letter. The Resolutions of each Indiana Guarantor identified in the attached Exhibit A  continue to be in full force and effect and have not been amended or rescinded since the date of adoption.

(e)                                  The financial condition of the Indiana Guarantors at all relevant times was such as permitted the authorization, execution and performance by each Indiana Guarantor of the Transaction Documents under Ind. Code 23-1-28.

(f)                                    Each Indiana Guarantor is a wholly owned subsidiary of the Company.

(g)                                 No Indiana Guarantor is engaged in any business other than the business now conducted by each Indiana Guarantor as noted in the Authorization Documents.

(h)                                 The members of the board of directors of each Indiana Guarantor who signed the Resolutions listed in the attached Exhibit A constitute all of the members of the board of directors of each Indiana Guarantor, have been duly elected by the shareholders of each Indiana Guarantor, respectively, and are qualified in all respects to serve as members of the board of directors of each Indiana Guarantor.

(i)                                     The Exchange Notes and the Indenture are the Company’s valid and legally binding obligations and that the Indenture and the Guarantees are the valid and legally binding obligations of the Company, the Indiana Guarantors (except to the extent set forth in our opinions below), the other Guarantors and the Trustee.

Opinions

Based on the foregoing and upon such investigation as we have deemed necessary, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, we are of the opinion that:

1.                                       Each Indiana Guarantor is a corporation duly incorporated and validly existing under the laws of the State of Indiana, for which the most recent required biennial report has been filed with the Secretary of State, and no Articles of Dissolution appear as filed in the Secretary of State’s records.

2.                                       Each Indiana Guarantor has the requisite corporate power and authority under Indiana law and its Authorization Documents to (a) execute and deliver the Indenture; and (b) perform its financial obligations thereunder.

3.                                       Each Indiana Guarantor, by either Ingrid Keiser, as Secretary, or Curt McClellan, as Treasurer, (the “Authorized Officer”) of each Indiana Guarantor, has duly authorized, executed and delivered the Indenture.

4.                                       Each Indiana Guarantor, by its Authorized Officer, has duly authorized and issued the Guarantees under the Indenture.

5.                                       The execution and delivery by each Indiana Guarantor of the Indenture does not conflict with or violate (a) any provision of the Authorization Documents of each Indiana Guarantor, (b) any laws of the State presently in effect having general application to corporations organized under the laws of the State, or (c) to our knowledge, any judgment, writ, injunction, decree, order or ruling of any court or Governmental Authority binding on each Indiana

Guarantor (it being understood that we have not undertaken any independent investigation to determine the existence or absence of such facts).

Limitations and Qualifications

Our opinions as hereinabove expressed are subject to the following qualifications, limitations, assumptions and exceptions:

A.                                   Except as described in this opinion letter, we are not generally familiar with the Company, the Indiana Guarantors, the other Guarantors or their businesses, records, transactions, or activities.  Our representation of Indiana Guarantors in this Transaction is limited to review of the matters described herein and does not involve an overall knowledge of, or familiarity with the affairs, operations, obligations, the Company, the Indiana Guarantors, or the other Guarantors. We have made no search of the public records to determine the existence of any legal proceedings involving any Indiana Guarantor.  Accordingly, in rendering the opinions set forth in this opinion letter we have made no examination of, and express no opinion with respect to:  (i) the validity or enforceability of any of the Transaction Documents; (ii) the laws of any jurisdiction, other than the corporate laws of the State; (iii) securities or blue sky disclosure laws or regulations; (iii) the Securities Act or any other federal securities, antitrust or unfair competition laws and regulations; (iv) tax or racketeering laws or regulations; (v) any state (including the State) securities, antitrust or unfair competition laws and regulations; or (vi) local laws, regulations or ordinances.

B.                                     Whenever our opinions or confirmations herein with respect to the existence or absence of facts is indicated to be based upon our knowledge or belief, it is intended to signify that, during the course of our representation of the Indiana Guarantors, no information has come to the attention of the primary attorneys in this Firm who participated in the representation of the Indiana Guarantors in the transactions represented by the Transaction Documents, which would give us actual knowledge of the existence or absence of such facts.  Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts or circumstances or the assumed facts set forth herein, we accept no responsibility to make any such investigation, and no inference as to our knowledge of the existence or absence of such facts or circumstances, or of our having made or not made any independent investigation thereof, should be drawn from our representation of the Indiana Guarantors.

C.                                     The opinions expressed herein are effective only as of the date hereof.  We do not undertake to advise you of any matter within the scope of this opinion letter that comes to our attention after the date of this opinion letter and disclaim any responsibility to advise you of any future changes in law or fact that may affect the opinions set forth herein.  We express no opinion other than as hereinbefore expressly set forth.  No expansion of the opinions expressed herein may or should be made by implication or otherwise.

This opinion letter is furnished to you by us as special Indiana counsel to the Indiana Guarantors and is only for your benefit.  Neither this opinion letter nor any opinion expressed herein may be relied upon, nor may copies be delivered or disclosed to, any other person or entity without our prior written consent, except the foregoing opinions in this opinion letter may be relied upon by your counsel, Simpson Thacher & Bartlett LLP, in connection with the filing of the Registration Statement.  We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.  The use or reliance upon this opinion letter by any other person or entity or for any other purpose is strictly prohibited.

Very truly yours,

/s/ Ice Miller LLP

ZAW/TWS/ml

EXHIBIT A

List of Authorization Documents for Skyline Club, Inc.

1.                                       Certificate of Existence for Skyline Club issued by the Secretary of State, dated March 23, 2011 (“Certificate of Existence”);

2.                                       Certified Articles of Amendment and Restatement of the Articles of Incorporation of Skyline Club, as amended from time to time (“Articles”) as certified in the Officer’s Certificate;

3.                                       Amended and Restated Bylaws of Skyline Club, as amended from time to time (“Bylaws”), as certified in the Officer’s Certificate;

4.                                       Unanimous Written Consent in Lieu of Special Meeting of Directors of Skyline Club (“Resolutions”), which adopts and authorizes among other things, the execution and delivery by Skyline Club of the Transaction Documents, as certified in the Officer’s Certificate;

5.                                       Officer’s Certificate (“Officer’s Certificate”) signed by Ingrid Keiser, as Secretary of Skyline Club, dated November 30, 2010, certifying certain factual matters and certifying the Articles, Bylaws and Resolutions of Skyline Club to be true and complete copies as of the date of the Officer’s Certificate; and

6.                                       Officer’s Certificate signed by Ingrid Keiser, as Secretary of Skyline Club and Knollwood Country Club, dated November 30, 2010, certifying certain factual matters.

List of Authorization Documents for Knollwood Country Club, Inc.

7.                                       Certificate of Existence for Knollwood Country Club issued by the Secretary of State, dated March 23, 2011 (“Certificate of Existence”);

8.                                       Certified Articles of Amendment and Restatement of the Articles of Incorporation of Knollwood Country Club, as amended from time to time (“Articles”) as certified in the Officer’s Certificate;

9.                                       Amended and Restated Bylaws of Knollwood Country Club, as amended from time to time (“Bylaws”), as certified in the Officer’s Certificate;

10.                                 Unanimous Written Consent in Lieu of Special Meeting of Directors of Knollwood Country Club (“Resolutions”), which adopts and authorizes among other things, the execution and delivery by Knollwood Country Club of the Transaction Documents, as certified in the Officer’s Certificate;

11.                                 Officer’s Certificate (“Officer’s Certificate”) signed by Ingrid Keiser, as Secretary of Knollwood Country Club, dated November 30, 2010, certifying certain factual matters and certifying the Articles, Bylaws and Resolutions of Knollwood Country Club to be true and complete copies as of the date of the Officer’s Certificate; and

12.                                 Officer’s Certificate signed by Ingrid Keiser, as Secretary of Knollwood Country Club and Skyline Club, dated November 30, 2010, certifying certain factual matters.

Exhibit A-2